Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Nos. 333-146815, 333-156994, 333-171122 and 333-183029, on Form S-8, and Registration Statement Nos. 333-212819 and 333-227204 on Form S-3, of our report dated February 27, 2019, relating to the consolidated financial statements of Gran Tierra Energy Inc. and its subsidiaries appearing in this Annual Report on Form 10-K/A of Gran Tierra Energy Inc. for the year ended December 31, 2018.

/s/ KPMG LLP

Chartered Professional Accountants

Calgary, Canada

April 15, 2019